UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Marin Software Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

Marin Software Incorporated (together with its subsidiaries, the "Company") is filing this Amendment No. 1 (this "Amendment") to the Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission ("SEC") on March 5, 2024 (the "Original Filing"). This Amendment solely amends Appendix A to the Original Filing, which contains the form of the proposed amendment to our certificate of incorporation to effect the reverse stock split, to reflect a revised “Effective Time” of the reverse stock split from April 5, 2024 to April 12, 2024 and to update the date for the closing price for payment of fractional shares from April 5, 2024 to April 12, 2024. There are otherwise no other changes to the Original Filing.

UPDATE ON 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 5, 2024

Marin Software Incorporated (the “Company”) will convene its 2024 annual meeting of stockholders (the “Annual Meeting”) on April 5, 2024. The matters to be voted on are set forth below:

1.
Elect two Class II directors of Marin Software Incorporated, each to serve until the 2027 annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
2.
Approval of an amendment to our certificate of incorporation to effect a reverse stock split at a ratio in the range of 1-for-4 to 1-for-6, with the exact ratio to be set within that range at the discretion of our Board of Directors on or before April 30, 2024 without further approval or authorization of our stockholders.
3.
Approval of an amendment to our certificate of incorporation to decrease our authorized shares of common stock from 142,857,143 to such number determined by calculating the product of 142,857,143 multiplied by two times (2x) the reverse stock split ratio.
4.
Vote, on a non-binding advisory basis, on the compensation paid by us to our named executive officers for the year ended December 31, 2023.
5.
Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
6.
Transact any other business as may properly come before the meeting or any adjournment or postponement of the Annual Meeting.

We are filing this update to provide an updated Appendix A to our proxy statement containing the form of the proposed amendment to our certificate of incorporation to effect the reverse stock split with the Appendix A attached hereto, to reflect a revised “Effective Time” of the reverse stock split from April 5, 2024 to April 12, 2024 and to update the date for the closing price for payment of fractional shares from April 5, 2024 to April 12, 2024. There are otherwise no other changes to the proposed amendment to our certificate of incorporation.

We encourage stockholders who have not yet voted their shares to do so. Stockholders who have already voted need not submit another vote unless they wish to change their vote. Votes submitted by telephone or Internet must be received by 11:59 pm Eastern time on April 4, 2024.

If you have questions about the Annual Meeting or how to vote your shares, change a prior vote or revoke a proxy, you should contact our proxy solicitor, Alliance Advisors LLC via email at MRIN@allianceadvisors.com.

APPENDIX A

MARIN SOFTWARE INCORPORATED

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

Marin Software Incorporated (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify that:

1.
The name of the corporation is Marin Software Incorporated, and the corporation was originally incorporated pursuant to the General Corporation Law on March 16, 2006.
2.
Section 1 of Article IV of the Restated Certificate of Incorporation (the “Certificate”) is hereby amended and restated in its entirety to read as follows:

“1. Authorized Stock.

The total number of shares of all classes of stock which the Corporation has authority to issue is [•] shares, consisting of two classes: [•] shares of Common Stock, $0.001 par value per share (“Common Stock”), and 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

Effective at 5:00 p.m. Eastern Time on April 12, 2024 (the “Effective Time”), every [•] shares of Common Stock issued and outstanding prior to the Effective Time shall, automatically and without any further action by the Corporation or the stockholders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in cash the fair value of such fractional shares based on the closing price of one share of Common Stock on April 12, 2024, without interest.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, that, the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

3.
The foregoing amendment to the Certificate have been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the General Corporation Law.

4.
The foregoing amendment to the Certificate have been duly approved by the Corporation’s stockholders in accordance with Sections 211 and 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this ____ day of April, 2024.

MARIN SOFTWARE INCORPORATED

By: ____ ________________________
Christopher Lien
Chief Executive Officer